Exhibit 107

Calculation of Filing Fee Tables

S-3ASR

(Form Type)

Sun Communities, Inc.

Sun Communities Operating Limited Partnership

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Sun Communities, Inc.:

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Stock, $0.01 par value	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Guarantees of Debt Securities (3)	Rule 457(n)	(1)	(1)	(1)	(2)	(2)

	Equity	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Sun Communities Operating Limited Partnership:

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Guarantees of Debt Securities (3)	Rule 457(n)	(1)	(1)	(1)	(2)	(2)

	Equity	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices.
(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee relating to securities that are registered and available for sale under this registration statement. Registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(3)

We are also registering an indeterminate amount of (i) guarantees by Sun Communities, Inc. of debt securities issued by Sun Communities Operating Limited Partnership and (ii) guarantees by Sun Communities Operating Limited Partnership of debt securities issued by Sun Communities, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.